UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 Or 15(D) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 22, 2010


                             Kids Germ Defense Corp.
             (Exact name of Registrant as specified in its charter)


             Florida                       333-158721                26-4090511
  (State or other Jurisdiction            (Commission              (IRS Employer
of Incorporation or organization)         File Number)                I.D. No.)


                           1012 North Masch Branch Rd.
                                  P.O. Box 2057
                            Denton, Texas 76207-2057
                                Tel: 940-243-7744
       (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant's executive offices)

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 17th, the Board of Directors for Kids Germ Defense Corp elected Mr. Robert Lindsay and Mr. Edward Munden to the Board of Directors. The Board nominated and Mr. Munden accepted the role as President and Chief Executive Officer and Mr. Lindsay accepted the role of Chief Operating Officer of the company.

On February 18th, the Board accepted the resignation of Mark Nicholas from the Board of Directors and all offices held with the corporation.

With this action, the Board of Director then acted to move the principal corporate office of the Company to the following address:

                           1012 North Masch Branch Rd.
                                  P.O. Box 2057
                            Denton, Texas 76207-2057
                                Tel: 940-243-7744

EDWARD J. MUNDEN, AGE 59, is a professional geological engineer with an MBA and is a co-founder of a private boutique investment banking organization that has provided and/or arranged early and mid stage venture capital and hands-on managerial assistance to a portfolio of energy, mining and technology software companies. From 2001 to present, Mr. Munden has focused on development and financing of oil and gas leasing and drilling projects in the Barnett Shale play in north-central Texas with a strategy of accumulating a solid mineral lease position and building a strong operational capability. In 1994, Mr. Munden co-founded a Dallas based independent NASDAQ-traded public energy company engaged in the exploration, development and acquisition of oil and natural gas properties and held senior level positions including Director, Chairman, President and CEO until it was sold for over $150 million in December 2001. Mr. Munden has held positions in the energy, mining, manufacturing and technology industries for more than 30 years.

ROBERT P. LINDSAY, AGE 67, is a second-generation oil and gas professional with over 43 years experience in the petroleum industry. He has planned and executed drilling and rework programs in Texas, Louisiana, Kentucky and New Mexico. From 2001 to present, Mr. Lindsay has focused on locating, evaluating and securing mineral leases in the Barnett Shale play in north central Texas, wherein he has drilled or participated in over 250 oil & gas wells in the immediate region; has assembled, drilled and sold over 10,000 acres with dollar values approaching $100 million; and has built and sold 6 Barnett Shale drilling rigs. Prior to this, Mr. Lindsay was Chief Operating Officer of a NASDAQ energy company responsible for all administrative and operational aspects of the company's producing and development properties. From 1973 until 1995, Mr. Lindsay managed over 200 employees and 10 drilling rigs concentrating on drilling oil and gas wells throughout north Texas. Prior to 1973, Mr. Lindsay held senior positions with an international oil and natural gas drilling and exploration company headquartered in Tulsa, Oklahoma.

No compensation arrangements have been negotiated at the present time.

                                    SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIDS GERM DEFENSE CORP.

Dated: February 22, 2010

By Edward Munden


/s/ Edward Munden
--------------------------



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